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                                                                     EXHIBIT 5.1


                 [WACHTELL, LIPTON, ROSEN & KATZ LETTERHEAD]


                                        December 20, 1996

Board of Directors
General Mills, Inc.
Number One General
  Mills Boulevard
Minneapolis, MN  55426

        Re:     Registration Statement on Form S-4
                of General Mills, Inc.

Ladies and Gentlemen:

        We are acting as special counsel to General Mills, Inc., a Delaware corporation (the "Corporation"), in connection with the above-captioned Registration Statement filed by the Corporation with the Securities and Exchange Commission (the "Registration Statement") with respect to the shares of Common Stock, par value $0.10 per share, of the Corporation (the "Corporation Common Stock") proposed to be issued in connection with the merger (the "Merger") of General Mills Missouri, Inc., a Missouri corporation and a wholly owned subsidiary of the Corporation ("General Mills Missouri"), with Ralcorp Holdings, Inc., a Missouri corporation ("Ralcorp") upon the terms and subject to the conditions set forth in the Agreement and Plan of Merger by and among Ralcorp, the Corporation and General Mills Missouri, dated as of August 13, 1996 and amended as of October 25, 1996 (the "Merger Agreement").





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                 [WACHTELL, LIPTON, ROSEN & KATZ LETTERHEAD]

General Mills, Inc.
December 20, 1996
Page 2

        In connection with this opinion, we have reviewed the Registration Statement and the exhibits thereto, and we have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, certificates of public officials and of officers of the Corporation and other instruments, and such matters of law and fact as we have deemed necessary to render the opinion contained herein.

        In giving the opinions contained herein, we have, with your approval, relied upon representations of officers of the Corporation and certificates of public officials with respect to the accuracy of the material factual matters addressed by such representations and certificates. We have, with your approval, assumed the genuineness of all signatures or instruments submitted to us, and the conformity of certified copies submitted to us with the original documents to which such certified copies relate.

        Based upon and subject to the foregoing, we are of the opinion that the Corporation Common Stock being registered under the Registration Statement, when issued in connection with the Merger pursuant to the terms of the Merger Agreement, will be validly issued, fully paid, and nonassessable.

        We are members of the bar of the State of New York and we express no opinion as to the laws of any jurisdiction other than the federal laws of the United States, the General Corporation Law of the State of Delaware and the laws of the State of New York.

        We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the reference to our firm under the caption "LEGAL MATTERS" in the Proxy Statement-Prospectus contained therein. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

                                        Very truly yours,

                                        /s/ Wachtell, Lipton, Rosen & Katz